As filed with the Securities and Exchange Commission on October 1, 2013

Registration No. 333-04839

Registration No. 333-34681

Registration No. 333-84113

Registration No. 333-60805

Registration No. 333-48146

Registration No. 333-64706

Registration No. 333-96895

Registration No. 333-110469

Registration No. 333-120324

Registration No. 333-126089

Registration No. 333-134567

Registration No. 333-143309

Registration No. 333-150928

Registration No. 333-159496

Registration No. 333-167209

Registration No. 333-181622

Registration No. 333-190496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8 REGISTRATION STATEMENT NO. 333-126089

FORM S-8 REGISTRATION STATEMENT NO. 333-134567

FORM S-8 REGISTRATION STATEMENT NO. 333-143309

FORM S-8 REGISTRATION STATEMENT NO. 333-150928

FORM S-8 REGISTRATION STATEMENT NO. 333-159496

FORM S-8 REGISTRATION STATEMENT NO. 333-167209

FORM S-8 REGISTRATION STATEMENT NO. 333-181622

FORM S-8 REGISTRATION STATEMENT NO. 333-190496

Post-Effective Amendment No. 2

To

FORM S-8 REGISTRATION STATEMENT NO. 333-04839

FORM S-8 REGISTRATION STATEMENT NO. 333-34681

FORM S-8 REGISTRATION STATEMENT NO. 333-84113

FORM S-8 REGISTRATION STATEMENT NO. 333-60805

FORM S-8 REGISTRATION STATEMENT NO. 333-48146

FORM S-8 REGISTRATION STATEMENT NO. 333-64706

FORM S-8 REGISTRATION STATEMENT NO. 333-96895

FORM S-8 REGISTRATION STATEMENT NO. 333-110469

FORM S-8 REGISTRATION STATEMENT NO. 333-120324

UNDER

THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3154463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

249 East Grand Avenue

South San Francisco, CA 94080

(650) 266-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1996 EQUITY INCENTIVE PLAN, AS AMENDED

1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1996 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

2005 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

David J. Scott, Esq.

Senior Vice President, General Counsel and Secretary

Onyx Pharmaceuticals, Inc.

c/o Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

(805) 447-1000

(Name, address and telephone number of agent for service)

With a copy to:

Francis J. Aquila, Esq.

Matthew G. Hurd, Esq.

Sarah P. Payne, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements of Onyx Pharmaceuticals, Inc., a Delaware corporation (“Onyx”) (collectively, the “Registration Statements”):

•	Registration Statement No. 333-04839, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 1996, registering 1,594,587 shares of Onyx’s common stock, par value $0.001 per share (“Shares”), under the Onyx 1996 Equity Incentive Plan, the Onyx 1996 Employee Stock Purchase Plan and the Onyx 1996 Non-Employee Directors’ Stock Option Plan;

•	Registration Statement No. 333-34681, filed with the SEC on August 29, 1997, registering 600,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-60805, filed with the SEC on August 6, 1998, registering 375,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended, and the Onyx 1996 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-84113, filed with the SEC on July 30, 1999, registering 300,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-48146, filed with the SEC on October 18, 2000, registering 550,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended, the Onyx 1996 Employee Stock Purchase Plan, as amended, and the Onyx 1996 Non-Employee Directors’ Stock Option Plan, as amended;

•	Registration Statement No. 333-64706, filed with the SEC on July 6, 2001, registering 975,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended, and the Onyx 1996 Non-Employee Directors’ Stock Option Plan, as amended;

•	Registration Statement No. 333-96895, filed with the SEC on July 22, 2002, registering 475,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended, and the Onyx 1996 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-110469, filed with the SEC on November 13, 2003, registering 700,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended, and the Onyx 1996 Non-Employee Directors’ Stock Option Plan, as amended;

•	Registration Statement No. 333-120324, filed with the SEC on November 9, 2004, registering 600,000 Shares under the Onyx 1996 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-126089, filed with the SEC on June 23, 2005, registering 3,990,000 Shares under the Onyx 2005 Equity Incentive Plan and covering 3,570,045 Shares previously registered under certain of the Registration Statements under the Onyx 1996 Equity Incentive Plan, as amended, and the Onyx 1996 Non-Employee Directors’ Stock Option Plan, as amended;

•	Registration Statement No. 333-134567, filed with the SEC on May 30, 2006, registering 75,000 Shares under the Onyx 1996 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-143309, filed with the SEC on May 25, 2007, registering 2,100,000 Shares under the Onyx 2005 Equity Incentive Plan, as amended, and the Onyx 1996 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-150928, filed with the SEC on May 15, 2008, registering 3,100,000 Shares under the Onyx 2005 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-159496, filed with the SEC on May 27, 2009, registering 2,000,000 Shares under the Onyx 2005 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-167209, filed with the SEC on May 28, 2010, registering 3,000,000 Shares under the Onyx 2005 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-181622, filed with the SEC on May 23, 2012, registering 2,000,000 Shares under the Onyx 2005 Equity Incentive Plan, as amended; and

•	Registration Statement No. 333-190496, filed with the SEC on August 9, 2013, registering 4,800,000 Shares under the Onyx 2005 Equity Incentive Plan, as amended, and the Onyx 1996 Employee Stock Purchase Plan, as amended.

Onyx is filing this Post-Effective Amendment No. 1 or No. 2, as the case may be, to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by Onyx pursuant to the above referenced Registration Statements.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 24, 2013, by and among Onyx, Amgen Inc., a Delaware corporation (“Amgen”) and Arena Acquisition Company, a former Delaware corporation and wholly owned subsidiary of Amgen (“Merger Sub”), on October 1, 2013, Merger Sub merged with and into Onyx (the “Merger”). Pursuant to the terms of the Merger Agreement, each Share of Onyx outstanding immediately prior to the effective time of the Merger ceased to be outstanding and (other than Shares then owned by Amgen, Onyx or any of their direct or indirect wholly owned subsidiaries and

Shares that are held by stockholders who properly demanded appraisal in connection with the Merger) was converted into the right to receive $125.00 in cash, without interest, less any applicable withholding taxes. As a result of the Merger, Onyx became a wholly owned subsidiary of Amgen.

As a result of the consummation of the transactions contemplated by the Merger Agreement, Onyx has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by Onyx in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Onyx hereby removes and withdraws from registration all securities of Onyx registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 or No. 2, as the case may be, to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this October 1, 2013.

ONYX PHARMACEUTICALS, INC.

By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 or No. 2, as the case may be, to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.